SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 9, 2007, Washington Real Estate Investment Trust (“WRIT”) acquired 2440 M Street for $50.0 million. The medical office building consists of approximately 110,000 square feet with a three-level parking garage in the District of Columbia. The purchase was funded with borrowings of $47.5 million on WRIT’s line of credit facilities and $2.5 million of operating cash. During the period from January 1, 2007 to March 9, 2007, WRIT purchased three real estate properties, including 2440 M Street, Monument II and 270 Technology Park, which, individually are insignificant as defined in Regulation S-X, but in the aggregate, constitute a “significant amount of assets” as defined in Regulation S-X. When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties. The purchase of 2440 M Street on March 9, 2007, Monument II on March 1, 2007 for $78.2 million and 270 Technology Park on February 12, 2007 for $26.5 million, constitute a “substantial majority” of the assets acquired by WRIT through the period ended March 9, 2007 as defined in the Regulation.

and

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The required financial statements for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(b) Pro Forma Financial Information

The required pro forma financial information for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is to be filed.

(c) Exhibits – Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Senior Vice President Accounting,
Administration and Corporate Secretary

March 15, 2007
(Date)